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[LOGO - NETHERLAND, SEWELL & ASSOCIATES, INC.]



                                                                    EXHIBIT 23.5


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the references to our firm in Amendment No. 1 to the Registration Statement on Form S-4 of Plains Exploration & Production Company, and to the use of its reports as of January 1, 2002 and January 1, 2003, setting forth the interests of Plains Exploration & Production Company and its subsidiaries, and Arguello, Inc. relating to the estimated quantities of such companies' proved reserves of oil and gas and present values thereof for the periods included therein.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                              By:   /s/ J. Carter Henson, Jr.
                                                  ------------------------------
                                                  J. Carter Henson, Jr.
                                                  Senior Vice President

Houston, Texas
March 25, 2003